Calculation of Filing Fee Tables
F-3
BANK OF NOVA SCOTIA
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Debt	Senior Debt Securities	457(o)
		Debt	Subordinated Debt Securities	457(o)
		Equity	Common Shares	457(o)
		Equity	Preferred Shares	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 64,834,649,620.00	0.0001381	$ 8,953,665.11
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities		Debt	Senior Debt Securities	415(a)(6)						F-3	333-282565	11/08/2024
Carry Forward Securities		Debt	Subordinated Debt Securities	415(a)(6)						F-3	333-282565	11/08/2024
Carry Forward Securities		Equity	Common Shares	415(a)(6)						F-3	333-282565	11/08/2024
Carry Forward Securities		Equity	Preferred Shares	415(a)(6)						F-3	333-282565	11/08/2024
Carry Forward Securities	2	Unallocated (Universal) Shelf		415(a)(6)			$ 10,165,350,380.00			F-3	333-282565	11/08/2024	$ 1,556,315.14
			Total Offering Amounts:				$ 75,000,000,000.00		$ 8,953,665.11
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 8,953,665.11
Offering Note
[1]	1(a) Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended (the "Securities Act"), the US$75,000,000,000 of securities covered by this Registration Statement includes US$10,165,350,380.00 aggregate principal amount or offering price of the Registrant's securities (the "Unsold Securities") that were previously registered by the Registrant on the Registration Statement on Form F-3 under the Securities Act (File No. 333-282565) filed on October 9, 2024, as amended by Pre-Effective Amendment No. 1 thereto filed on October 30, 2024 and Pre-Effective Amendment No. 2 thereto filed on November 7, 2024. Pursuant to Rule 415(a)(6) under the Securities Act, US$1,556,315.14 of filing fees previously paid in connection with the Unsold Securities will continue to be applied to the Unsold Securities that are being carried forward to this Registration Statement. In accordance with Commission rules, the Registrant may continue to offer and sell the Unsold Securities during the grace period afforded by Rule 415(a)(5). If the Registrant sells any Unsold Securities during the grace period, the Registrant will identify in a pre-effective amendment to this Registration Statement the new amount of Unsold Securities to be carried forward to this Registration Statement in reliance upon Rule 415(a)(6) and any filing fee paid in connection with such Unsold Securities and the amount of any new securities to be registered. 1(b) This Registration Statement also includes an indeterminate amount of securities of the classes specified above that may be reoffered and resold on an ongoing basis after their initial sale in market-making transactions by affiliates of the Registrant. These securities consist of an indeterminate amount of such securities that are initially being registered, and will initially be offered and sold, under this Registration Statement and an indeterminate amount of such securities that were initially registered, and were initially offered and sold, under registration statements previously filed by the Registrant. All such market-making reoffers and resales of these securities that are made pursuant to a registration statement after the effectiveness of this Registration Statement are being made solely pursuant to this Registration Statement. 1(c) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act. 1(d) Separate consideration may or may not be received for registered securities that are issuable on exercise, conversion or exchange of other securities.

[2]	See Offering Note 1(a)

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date